EXHIBIT 99.1

News Release	Corporate Communications	Phone: 952-351-3087
	MN01-1030	Fax: 952-351-3009
5050 Lincoln Drive
Edina, MN 55436

For Immediate Release

Media Contact:	Investor Contact:

Bryce Hallowell	Steve Wold
Phone: 952-351-3087	Phone: 952-351-3056
E-mail: bryce.hallowell@atk.com	E-mail: steve_wold@atk.com

ATK BOARD OF DIRECTORS AUTHORIZES REPURCHASE
OF UP TO TWO MILLION SHARES OF COMMON STOCK

Minneapolis, Feb. 11, 2004 – ATK (Alliant Techsystems, NYSE:  ATK) today announced that its board of directors has authorized the repurchase of up to two million shares of the company’s common stock.  The authorization extends through March 31, 2005.

The shares may be purchased from time to time in open market, block purchase, or negotiated transactions, subject to the company’s loan covenants and depending upon market conditions and other factors.

ATK had 38.7 million common shares outstanding at the end of the third quarter of fiscal year 2004 on Dec. 28, 2003.

ATK is a $2.2 billion aerospace and defense company with strong positions in propulsion, composite structures, munitions, precision capabilities, and civil and sporting ammunition.  The company, which is headquartered in Edina, Minn., employs approximately 12,600 people and has three business groups:  Precision Systems, Aerospace, and Ammunition and Related Products.

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